SCHEDULE I
                          SUMMARY OF INVESTMENTS
                  OTHER THAN INVESTMENTS IN RELATED PARTIES
                           (Dollars in thousands)


                                                                       Balance
                                                                         Sheet
December 31, 1996                           Cost 1         Value        Amount
_______________________________________________________________________________
TYPE OF INVESTMENT
Fixed maturities, available for sale:
  Bonds:
    United States Government and govern-
      mental agencies and authorities      $73,984       $73,857       $73,857
    Public utilities                        35,893        36,048        36,048
    Investment grade corporate             134,487       134,607       134,607
    Below investment grade corporate        25,921        26,114        26,114
    Mortgage-backed securities               4,868         4,937         4,937
                                        ___________   ___________   ___________
Total fixed maturities, available
  for sale                                 275,153       275,563       275,563

Equity securities:
  Common stocks:  industrial, miscel-
    laneous and all other                       36            33            33

Mortgage loans on real estate               31,459                      31,459
Policy loans                                 4,634                       4,634
Short-term investments                      12,631                      12,631
                                        ___________                 ___________
Total investments                         $323,913                    $324,320
                                        ===========                 ===========

Note 1: Cost is defined as original cost for stocks and other invested assets, amortized cost for bonds and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.


















                                SCHEDULE III
                     SUPPLEMENTARY INSURANCE INFORMATION
                           (Dollars in thousands)

          Column              Column      Column     Column   Column    Column
             A                  B           C          D         E         F
________________________________________________________________________________
                                            Future
                                            Policy              Other
                                  De-    Benefits,             Policy
                               ferred      Losses,             Claims    Insur-
                               Policy       Claims      Un-       and      ance
                               Acqui-          and   earned     Bene-  Premiums
                               sition         Loss  Revenue      fits       and
Segment                         Costs     Expenses  Reserve   Payable   Charges
________________________________________________________________________________
                                              POST-ACQUISITION
________________________________________________________________________________
Period August 14, 1996
 through December 31, 1996:
Life insurance                $11,469     $285,287   $2,063        --    $8,768

                                              PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:
Life insurance                 85,265      176,914    8,826        --    12,259

Year ended December 31, 1995:
Life insurance                 67,314       33,673    6,556        --    18,388

Year ended December 31, 1994:
Life insurance                 60,662        1,051    1,759        --    17,519























                                SCHEDULE III
                  SUPPLEMENTARY INSURANCE INFORMATION - CONTINUED
                           (Dollars in thousands)

          Column              Column      Column     Column   Column    Column
             A                  G           H          I         J         K
________________________________________________________________________________

                                                    Amorti-
                                          Benefits   zation
                                           Claims,       of
                                            Losses  Deferred
                                  Net          and   Policy     Other
                              Invest-      Settle-   Acqui-    Opera-
                                 ment         ment   sition      ting  Premiums
Segment                        Income     Expenses    Costs  Expenses   Written
________________________________________________________________________________
                                              POST-ACQUISITION
________________________________________________________________________________
Period August 14, 1996
 through December 31, 1996:
Life insurance                 $5,795       $7,003     $244    $8,066        --

                                              PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:
Life insurance                  4,990        5,270    2,436     8,847        --

Year ended December 31, 1995:
Life insurance                  2,818        3,146    2,710    13,333        --

Year ended December 31, 1994:
Life insurance                    560           35    4,608     9,317        --






















                                 SCHEDULE IV
                                 REINSURANCE
              GOLDEN AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARY

Column A               Column B     Column C  Column D     Column E   Column F
_______________________________________________________________________________
                                                                     Percentage
                                    Ceded to   Assumed               of Amount
                          Gross        Other  from Other        Net    Assumed
                         Amount    Companies  Companies      Amount     to Net
_______________________________________________________________________________
 At December 31, 1996:
 Life insurance in
  force             $86,192,000  $58,368,000        --  $27,824,000         --
                    ============ ============ ========= ============ ==========
 At December 31, 1995:
 Life insurance in
  force             $38,383,000  $24,709,000        --  $13,674,000         --
                    ============ ============ ========= ============ ==========
 At December 31, 1994:
 Life insurance in
  force             $30,227,000  $23,061,000        --   $7,166,000         --
                    ============ ============ ========= ============ ==========